UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 11, 2006

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 11, 2006, but effective as of April 10, 2006, Metalico, Inc. (the "Company"), amended its secured revolving credit facility pursuant to the Twelfth Amendment and Consent (the "Amendment") to the Loan and Security Agreement dated as of May 31, 2001 (the "Loan Agreement") among the Company and several of its subsidiaries (the "Borrowers") and Wells Fargo Foothill, Inc. (the "Lender"). The Amendment provides for the activation of an additional $7,500,000 in borrowing availability, subject to the existing borrowing base formula, increasing the maximum amount available under the Loan Agreement to $35,000,000. The Amendment also provides for issuance of a new term loan under the Loan Agreement in the principal amount of $1,260,000, included in the maximum available amount stated above but maturing on April 10, 2007, and consents to the acquisition of certain real property near Syracuse, New York and the potential sale of certain other assets of the Company. The Lender's consent to these actions does not obligate the Company to consummate them. The remaining material terms of the Loan Agreement remain unchanged by the Amendment.

The information furnished in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

April 11, 2006	By:	Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer